Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is made and entered into as of May 3, 2016 by and among DAKOTA PLAINS TRANSLOADING, LLC, a Minnesota limited liability company (“Dakota Transloading”), DAKOTA PLAINS SAND, LLC, a Minnesota limited liability company (“Dakota Sand”), DAKOTA PLAINS MARKETING, LLC, a Minnesota limited liability company (“Dakota Marketing” and, together with Dakota Transloading and Dakota Sand, the “Borrowers”), DAKOTA PLAINS HOLDINGS, INC., a Nevada corporation (“Holdings”), DPTS MARKETING LLC, a Minnesota limited liability company (“DPTSM”), DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC, a Minnesota limited liability company (“DPTS”), DPTS SAND, LLC, a Minnesota limited liability company (“DPTS Sand” and, together with Holdings, DPTSM and DPTS, the “Guarantors”), the Lenders (the “Lenders”) from time to time party to the Credit Agreement (defined below) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”) and as Issuing Bank. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

A.                The Borrowers, Holdings, the Lenders and the Administrative Agent are parties to that certain Revolving Credit and Term Loan Agreement, dated as of December 5, 2014 (as amended by that certain Amendment No. 1 to Revolving Credit and Term Loan Agreement dated as of August 6, 2015, as amended by that certain Amendment No. 2 and Waiver to Revolving Credit and Term Loan Agreement dated as of December 4, 2015, and as further amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time, the “Credit Agreement”).

B.                The Loan Parties have informed the Administrative Agent and the Lenders that certain Defaults and Events of Default are anticipated to occur under (i) Section 8.1(a) of the Credit Agreement as a result of the Borrowers’ anticipated failure to comply with their principal repayment obligations under Section 2.9(b) of the Credit Agreement for the month ending June 30, 2016; (ii) Section 8.1(b) of the Credit Agreement as a result of the Borrowers’ anticipated failure to comply with their interest payment obligations under Section 2.13 of the Credit Agreement for the months ending May 31, 2016 and June 30, 2016; (iii) Section 8.1(d) of the Credit Agreement as a result of the Loan Parties’ anticipated failure to comply with the financial covenant set forth in Section 6.1 of the Credit Agreement for the Fiscal Quarter ending June 30, 2016; (iv) Section 8.1(d) of the Credit Agreement as a result of the Loan Parties’ anticipated failure to comply with the financial covenant set forth in Section 6.2 of the Credit Agreement for the Fiscal Quarters ending March 31, 2016 and June 30, 2016; and (v) Section 8.1(d) of the Credit Agreement as a result of the Borrowers’ anticipated failure to comply with the financial covenant set forth in Section 6.3 of the Credit Agreement for the months ending May 31, 2016 and June 30, 2016 (collectively, the “Anticipated Events of Default”).

C.                The Loan Parties have requested that the Administrative Agent and the Lenders forbear from exercising their rights and remedies arising as a result of the Anticipated Events of Default.

D.                The Administrative Agent and the Lenders have agreed to do so, but only pursuant to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                Estoppel, Acknowledgement and Reaffirmation. Each of the Loan Parties acknowledges and agrees that, as of May 2, 2016: the aggregate outstanding principal amount of the Tranche A Term Loan was not less than $12,925,000; the aggregate outstanding principal amount of the Tranche B Term Loan was not less than $22,500,000; the aggregate outstanding principal amount of all Revolving Loan was not less than $20,000,000; and the LC Exposure was $0; each of which constitutes a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. The Loan Parties hereby (a) acknowledge that the Anticipated Events of Default are expected to occur; (b) acknowledge their Obligations under the Credit Agreement and Loan Documents; (c) reaffirm that each of the Liens and security interests created and granted in, or pursuant to the Credit Agreement and Loan Documents is valid and subsisting; and (d) acknowledge that this Agreement shall in no manner impair or otherwise adversely affect such Obligations, Liens or security interests.

2.                Forbearance. Subject to the terms and conditions set forth herein, the Administrative Agent, the Lenders shall, during the Forbearance Period (as defined below), forbear from exercising any and all of their rights and remedies available to them under the Credit Agreement, Loan Documents and applicable law, but only to the extent that such rights and remedies arise exclusively as a result of the occurrence, existence or continuation of the Anticipated Events of Default; provided, however, that the Administrative Agent and Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Anticipated Events of Default at any time upon or after the occurrence of a Forbearance Termination Event (as defined below). For the avoidance of doubt, subject to Section 4 of this Agreement, the Anticipated Events of Default shall continue to exist and apply for all purposes and provisions under the Credit Agreement and Loan Documents, including those provisions, conditions, requirements, rights and obligations that are dependent upon the absence of any Default or Event of Default.

3.                 Forbearance Termination Events; Forbearance Period. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or any Lender to forbear from exercising any of the rights available to the Administrative Agent and the Lenders under the Loan Documents or applicable law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of a Forbearance Termination Event. As used herein, a “Forbearance Termination Event” shall mean the earliest of the following to occur: (a) any Default or Event of Default under the Credit Agreement or the other Loan Documents other than the Anticipated Events of Default; (b) a breach by any Loan Party of any obligation or covenant under this Agreement; and (c) July 25, 2016 (such date, the “Forbearance Termination Date”). The period from the date hereof to (but excluding) the Forbearance Termination Date shall be referred to as the “Forbearance Period”.

4.                Interest.

(a)                Default Interest. Notwithstanding anything to the contrary herein, the Obligations shall accrue Default Interest pursuant to Section 2.13 of the Credit Agreement commencing on the earliest to occur of (i) an Anticipated Event of Default under Section 8.1(a) or (b) of the Credit Agreement, or (ii) a Forbearance Termination Event; provided, the payment of Default Interest shall be subject to Section 4(b) of this Agreement.

2

(b)                PIK Interest. On each date during the Forbearance Period that interest is payable with respect to a Loan pursuant to Section 2.13 of the Credit Agreement (or on the Deferred PIK Amount (defined below)), the Borrowers may elect to pay such interest either (i) in cash or (ii) by increasing the then outstanding Deferred PIK Amount by the amount of such interest with respect to such Loan. “Deferred PIK Amount” means the amount of interest payable by Borrowers, but not paid by the Borrower in cash pursuant to Section 4(b) of this Agreement. As of the Effective Date, the Deferred PIK Amount is $0.00. The outstanding Deferred PIK Amount shall bear interest at the Base Rate plus the Applicable Margin in effect from time to time (including Default Interest) with such interest payable on the same dates as interest is payable on Base Rate Loans under Section 2.13(a) of the Credit Agreement. The outstanding Deferred PIK Amount and all interest accrued thereon shall be payable in cash in full immediately upon the occurrence of a Forbearance Termination Event.

(c)                Eurodollar Borrowings. Notwithstanding anything to the contrary in the Credit Agreement or the other Loan Documents, no Borrowing may be elected to be, converted into or continued as a Eurodollar Borrowing during the Forbearance Period.

5.                Financial Reporting. In addition to, and not in lieu of, any reporting requirements contained in the Credit Agreement and the other Loan Documents, the Loan Parties shall provide the Administrative Agent with the following deliverables accompanied in each case with a management discussion and analysis for the information set forth in such deliverable:

(a)                commencing on or before May 19, 2016 and on the fourth Business Day of each calendar week thereafter, a thirteen (13) week forecast of cash receipts and cash expenditures for each of the Loan Parties on a consolidated basis, in form and with detail reasonably acceptable to the Administrative Agent; and

(b)                commencing on or before May 26, 2016 and on the fourth Business Day of each calendar week thereafter, and in form and with detail acceptable to the Administrative Agent, a reconciliation of actual cash receipts and cash expenditures against the projected cash receipts and cash expenditures provided pursuant to subsection (a) above, current through the prior week end.

6.                Plan of Action. On or before June 15, 2016, the Loan Parties shall provide the Administrative Agent with a written plan to address the liquidity needs of the Loan Parties, the capital structure of the Loan Parties and the refinancing or restructuring of the Obligations, which written plan shall be in form and with detail reasonably satisfactory to the Administrative Agent.

7.                Access to Books and Records and Weekly Status Calls. The Loan Parties hereby agree that, during the Forbearance Period, the Loan Parties and their Subsidiaries shall (i) provide the Administrative Agent and the Lenders with the visitation and inspection rights granted under Section 5.7 of the Credit Agreement upon the occurrence of an Event of Default, even if no Anticipated Event of Default or other Event of Default has occurred; and (ii) conduct, beginning on May 10, 2016 and on each alternate Friday thereafter (or such other time as mutually agreed by the Loan Parties and the Administrative Agent), a status update (in the form of a conference call with the Administrative Agent) regarding the Loan Parties’ financial performance, liquidity position and the status of any material events or litigation.

3

8.                Costs and Expenses. The Borrowers shall pay all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Administrative Agent and the Lenders (including, without limitation, the reasonable and documented fees and out-of-pocket costs and expenses of counsel) incurred in connection with the Credit Agreement, this Agreement and the other Loan Documents through the Effective Date (defined below).

9.                Conditions Precedent. This Agreement shall be effective as of the date hereof (the “Effective Date”) when, and only when, each of the following conditions shall have been satisfied or waived, in the sole discretion of the Administrative Agent:

(a)                The Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b)                The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party.

(c)                Counsel to the Administrative Agent shall have received reimbursement from the Loan Parties for all reasonable fees, costs and expenses charged the Administrative Agent and the Lenders in connection with the Credit Agreement, this Agreement and the other Loan Documents through the Effective Date.

10.                Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents, except as expressly set forth herein. The breach in any material respect of any provision or representation under this Agreement shall constitute an immediate Event of Default under the Credit Agreement, and this Agreement shall constitute a Loan Document.

11.                Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                Except as acknowledged herein, no Default or Event of Default exists under the Loan Documents on and as of the date hereof.

(b)                It has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any other documents delivered by it in connection herewith.

(c)                This Agreement and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4

(d)                No consent, approval, authorization or order of, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement.

(e)                The execution and delivery of this Agreement or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its organizational documents or (ii) materially violate, contravene or conflict with any laws applicable to it or any of its Subsidiaries.

(f)                After giving effect to this Agreement, the representations and warranties of the Loan Parties contained in the Loan Documents, as supplemented by the disclosures on Schedule 11(f), are true, accurate and complete in all materials respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date.

12.                Release; No Action, Claims, Etc.. In consideration of the Administrative Agent’s, the Lenders’ and the Issuing Bank’s willingness to enter into this Agreement, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders, the Issuing Bank and each of the Administrative Agent’s, Lenders’ and Issuing Bank’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents through the date of this Agreement, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against any member of the Lender Group arising from any action by such Person, or failure of such Person to act under the Loan Documents on or prior to the date hereof.

13.                Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

14.                No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits under this Agreement.

15.                Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The governing law, jurisdiction, consent to service of process and waiver of jury trial provisions set forth in Sections 10.5 and 10.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

16.                Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

5

17.                Miscellaneous

(a)                This Agreement shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Lenders and their respective successors and permitted assigns. It is the intent of the undersigned Lenders that any third party acquiring any such Lender’s rights and obligations under the Credit Agreement shall, with respect to such Lender’s portion of the Loan, be subject to, and bound by, the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2 hereof. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

(b)                Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c)                Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(d)                Except as otherwise expressly provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.

(e)                This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic means shall be effective as an original.

(f)                This Agreement does not represent a commitment by the Lenders and/or the Administrative Agent to make any new loans, restructure the Obligations or grant or extend any financial accommodations to the Loan Parties, except for the agreements expressly set forth herein.

[Signature pages follow.]

6

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:	DAKOTA PLAINS TRANSLOADING, LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: President, CEO & Secretary

DAKOTA PLAINS SAND, LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: President, CEO & Secretary

DAKOTA PLAINS Marketing, LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: President, CEO & Secretary

HOLDINGS:	Dakota Plains Holdings, Inc.

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: President & COO

SUBSIDIARY LOAN PARTIES:	DPTS MARKETING LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: Manager

DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: Manager

DPTS SAND, LLC,

	By:	/s/ Gabriel G. Claypool
Name: Gabriel G. Claypool
Title: Manager

SIGNATURE PAGE
DAKOTA PLAINS FORBEARANCE AGREEMENT

ADMINISTRATIVE AGENT:	suntrust bank, as Administrative Agent

	By:	/s/ William S. Krueger
Name: William S. Krueger
Title: First Vice President

LENDERS:	suntrust bank, as a Lender and Issuing Bank

	By:	/s/ William S. Krueger
Name: William S. Krueger
Title: First Vice President

SIGNATURE PAGE
DAKOTA PLAINS FORBEARANCE AGREEMENT

Schedule 11(f)

(Supplemental Disclosures)

1.	The Loan Parties have disclosed a pending litigation matters with World Fuel Services Corporation et al that if determined adversely against them could have a Material Adverse Effect.

2.	The Loan Parties have disclosed that they are unable to make the representation in Section 4.15 (Solvency) of the Credit Agreement.